UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 15, 2008

DIGITAL YEARBOOK, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-146476	98-0546715
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

2300 W. Sahara Ave., Suite 800, Las Vegas, Nevada 89102
(Address of principal executive offices)  (Zip Code)

(888) 485-8882
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 15, 2008 a Special Meeting of the Shareholders was held for Digital Yearbook in order to elect a new President of the Company due to the impending resignations of Ohad David, and Ruth Navon from the Board of Directors of the Company.  The Shareholders and Board of Directors elected Rodney Brewer to be the President of the Company.  No terms of employment have been negotiated as of the date of the current report with Rodney Brewer.

On August 20, 2008 Ruth Navon, the Secretary and Treasurer for Digital Yearbook resigned her position from the Board of Directors effective immediately.  No reason was given for the departure.

On August 20, 2008 Ohad David, the President of Digital Yearbook resigned his position from the Board of Directors effective immediately.  The resignation was verbal and has not been followed up with an actual resignation letter.  No reason was given for the departure.

Item 9.01               Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.1	August 15, 2008 Resolution Appointing Rodney Brewer President and Director of the Company.
99.2	August 20, 2008 Resignation Letter of Ruth Navon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL YEARBOOK, INC.

Dated: August 28, 2008	By: /s/ Rodney Brewer
Rodney Brewer
Title: President